 Exhibit 99.1

PETRO RIVER ANNOUNCES DRILLING PROGRAMS AND CORPORATE UPDATE

Management Leads financing to Fund Development Plan

NEW YORK, NY, September 25, 2017 - Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) is pleased to provide an update on our ongoing corporate activities, as well as the development plans for our core acreage in Osage County, Oklahoma and Kern County, California, described below.

A new corporate presentation has been made available concurrently with this press release and can be found at http://petroriveroil.com/investor-relations/corporate-presentation.

Development Plan (2017/2018):

Osage County:  In May 2017, the Company announced two new oil field discoveries on the Company's 106,500-acre concession in Osage County, Oklahoma (the “Osage Concession”).  The W. Blackland Field and S. Blackland Field were discovered on the basis of reprocessing a proprietary 36 square mile 3D seismic survey owned by the Company, followed by successful drilling of the Red Fork #1-3 well, now known as the W. Blackland #1-3, and Chat #2-11, now known as the S. Blackland #2-11, respectively.

Based on 30-day oil flow tests of the W. Blackland #1-3, the estimated ultimate recovery (“EUR”) per well is approximately 105,000 barrels of oil equivalent (“BOE”). The Company has identified eight (8) additional locations within the W. Blackland Field that it plans to drill by the end of 2017. Each well has a drilling and completion cost of approximately $200,000. The total potential of the W. Blackland Field is up to 945,000 BOE.

Based on 30-day oil flow tests of the S. Blackland #2-1, the estimated EUR per well is 63,000 BOE. The Company has identified four (4) additional locations within the S. Blackland Field that it plans to drill in early 2018. Each well has a drilling and completion cost of approximately $200,000. The total potential of the S. Blackland Field is up to 315,000 BOE.

The Company’s subsidiary, Bandolier Energy, LLC, owns a 75% working interest in the Osage Concession. Following a successful development plan in W. Blackland and S. Blackland, the Company expects gross production rates of up to 800 BOE per day.

Kern County: On the basis of the acquisition, processing and interpretation of a new, proprietary 30 square mile 3D seismic survey of which the Company was a participant, and drilling of an initial exploration well, on July 18, 2017, the Company announced a new oil field discovery confirmed by electric logs and cores on the Cattani-Rennie 47X-15 exploration well (“CR 47X”) on its Sunset Boulevard prospect in Kern County, California. The Company is currently conducting well tests on multiple zones of the CR 47X and projects productive rates in excess of 150 barrels of oil per day. Results are expected in October 2017. The Company has identified three additional locations within the Sunset Boulevard prospect that it plans to develop in 2017/2018 with prospective resources of up to 3,000,000 BOE.

The Company owns a 13.75% direct working interest in the Sunset Boulevard prospect, and a 5.5% indirect working interest through its 20% equity investment in Horizon Energy Partners, LLC.

$2.5 Million Financing. In order to finance the development plans in Osage County, OK and Kern County, CA, the Company has entered into a $2.5 million debt financing led by management of the Company pursuant to a securities purchase agreement dated September 21, 2017. The closing is expected to occur on or before October 30, 2017. “Management’s willingness to fund a substantial portion of this financing demonstrates our high level of conviction and commitment to the development strategy and ability to meet all near-term development plans,” stated Stephen Brunner, President of Petro River.

Exploration Plan (2018)

Osage County. The Company has recently identified an additional 2,362 acres of potential Mississippian chat resources within the boundaries of the Osage Concession based on further evaluation of the Company’s existing 3D seismic data, as well as from information gained through the successful drilling of W. Blackland #1-3 and S. Blackland #2-11.  The three structures comprising the 2,362 acres can be tested with an estimated cost of approximately $300,000 to prove-up prospective resources of up to 5.85MM BOE (based on 20-acre well spacing in these new reservoirs, and 50,000 EUR per well). Drilling and completion cost is approximately $200,000 per well.

Kern County. The Company has identified three additional exploration prospects in its Kern County area of interest, in addition to the Sunset Boulevard prospect. The Company plans to announce details of its exploration program in 2018.

Mr. Stephen Brunner, President of Petro River stated, “Our recent discoveries in both Osage County, OK and Kern County, CA validates our initial exploration plan to use modern 3D seismic technology to identify oil structures that were overlooked in historically prolific areas. Our partnerships with seasoned professionals and engineering services has allowed us to accelerate our exploration program economically and efficiently resulting in both finding and development costs of less than $5 per barrel of oil in Osage County and $10 per barrel of oil in Kern County. We are confident that our current plans are on track to achieve our goals of meaningful production in 2018 as well as to expand exploration drilling to additional structures in these prolific fields to increase shareholder value.”

Corporate Events

Petro River’s 2017 annual meeting is scheduled for September 28th at 11am (EST) at the Company’s corporate office located at 55 5th Avenue, New York, NY.

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with its core holdings in Osage County, Oklahoma, and Kern County, California. Petro River’s strategy is to apply modern technology, such as 3-D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 20% equity interest in Horizon Energy Partners, LLC and its’ president, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC. For more information, please visit our website at www.petroriveroil.com.

Forward-Looking Statements.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relations

ir@petroriveroil.com

telephone: (469) 828-3900